EXHIBIT 10.16

First Amendment to the

AMENDED AND RESTATED

SHAREHOLDERS’ AGREEMENT

This Amendment (the “Amendment”) to the Amended and Restated Shareholders’ Agreement dated August 12th, 2005 (the “Amended Agreement”), is hereby made effective this 1st day of January, 2007 (the “Amendment Effective Date”) by and amongst Taiwan Semiconductor Manufacturing Co., Ltd. a company incorporated under the laws of Taiwan, Republic of China (“TSMC”), OmniVision International Holding Ltd., an exempted company incorporated under the Companies Law of Cayman Islands (“OmniVision”), VisEra Technologies Company, Ltd., a company incorporated under the laws of Taiwan, Republic of China (“VisEra Taiwan”), and VisEra Holding Company, an exempted company incorporated under the Companies Law of the Cayman Islands (“VisEra Cayman”).  OmniVision and TSMC are each sometimes referred to herein as a “Shareholder” and collectively as the “Shareholders”; OmniVision, TSMC, VisEra Taiwan and VisEra Cayman are each sometimes referred to herein as a “Party” or collectively as the “Parties”.

WHEREAS, the Parties for their mutual benefit and in furtherance of the Purpose of the Amended Agreement desire to make certain modifications to the Amended Agreement to allow for the infusion of additional capital into the JV;

THEREFORE, in accordance with Section 16.8 of the Amended Agreement, the Parties agree as follows:

1.               The following provisions of the Amended Agreement are hereby amended as follows:

(a)          The words “chip probing,” are hereby added before the words “IC packaging” at the end of line three of Section 1.1.

(b)         The word “shall” is hereby deleted and replaced with the word “may” on line three of Section 3.2(f);

(c)          The words “date of the Approval” is hereby deleted from Section 3.6(a) and replaced by “Amendment Effective Date”;

(d)         The words “in at least the amounts as set forth immediately below, at a par value of US$1.00 and a purchase price of US$1.00” are hereby deleted from Section 3.6(c) and replaced with “in amounts and at an equitable purchase price as the Parties shall mutually agree between them”.

(e)          The word “JULY” on line three of the legend text in Section 3.9 is hereby deleted and replaced with the word “AUGUST”.

2.               The following sections are hereby added to the Amended Agreement:

3.6                                 Final JV Entity; Phase III Transaction; Capitalization of Phase III.

(e)          In addition to contribution of capital above, at a time mutually agreed to by TSMC and OmniVision, TSMC and OmniVision shall each contribute the amount set forth below to VisEra Cayman in exchange for the VisEra Cayman common shares set forth in (ii) below.

(i)                                     The consideration for such shares shall be made in cash or in kind.  These shares issued by VisEra Cayman shall be legended as described in Section 3.9 The shares issued upon said payment shall be issued as fully paid and non-assessable.

(ii)                                  VisEra Cayman shall issue these common shares at a purchase price of US$1.50 per share and at a par value of US$1.00 per share as set forth immediately below:

Phase IIIb	USD	Common Shares
TSMC	27,000,000	18,000,000
OmniVision	27,000,000	18,000,000

(f)            VisEra Cayman shall take such other steps and obtain such other approvals from Additional Investors as may be required by any written instruments executed between such Additional Investors and VisEra Cayman and consistent with this Amendment and the Amended Agreement.

3.               The table in Section 3.8 is hereby deleted and replaced as follows:

Cumulative	Phase I		Phase II		Phase III
Capital and Shareholding	Shareholding(shs)	Shareholding (%)	Shareholding (shs)	Shareholding (%)	Shareholding (shs)		Shareholding (%)
TSMC	1,931,325	28.14%	18,931,325	46.33%	43,000,000		46.95%
OmniVision	1,931,325	28.14%	18,931,325	46.33%	43,000,000		46.95%
Additional Investment	0	0	0	0.00%	2,580,000	*	2.82%
Technical Stock**	3,000,000	43.72%	3,000,000	7.34%	3,000,000		3.28%
Total	6,862,650	100.00%	40,862,650	100.00%	91,580,000		100.00%

(*assumes exercise of pro-rata subscription rights by existing additional investors, but excludes any amounts which may be obtained from any future additional investors;

**Technical Stock share values assume the transaction in 3.2(f) has taken place at an exchange rate of 1:1; the actual exchange rate shall be approved by TSMC and OmniVision, though in no event shall the amount cause the aggregate holding of entities other than OmniVision and TSMC to exceed the limits set forth in Section 3.5)

4.               In the event of any conflict between this Amendment and the Amended Agreement, the terms of this Amendment shall control.  The capitalized terms used herein will have the same meaning as set forth in the Amended Agreement, except as otherwise provided in this Amendment.  All other provisions of the Amended Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties, by their duly authorized representatives, hereby have executed this contract as of the last date indicated below

TAIWAN SEMICONDUCTOR	OMNIVISION INTERNATIONAL
MANUFACTURING CO., LTD.	HOLDING LTD.

BY:	BY:

NAME:	NAME:
TITLE:	TITLE:
DATE:	DATE:
VISERA TECHNOLOGIES COMPANY,	VISERA HOLDING COMPANY
LTD.

BY:	BY:

NAME:	NAME:
TITLE:	TITLE:
DATE:	DATE: